AMENDMENT TO THE

ETF CUSTODY AGREEMENT

THIS AMENDMENT (the “Amendment”) is made and entered into as of the last date on the signature page (the “Effective Date”), by and between STERLING CAPITAL FUNDS, a Massachusetts business trust (the “Trust”), on behalf of each series listed on Exhibit A hereto (as amended from time to time) (each a “Fund”, and collectively, the “Funds”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (the “Custodian”).

WHEREAS, the parties entered into an ETF Custody Agreement dated as of December 8, 2025 (the “Agreement”);

WHEREAS, the parties desire to amend Exhibit A of the Agreement to add the following Funds as of the Effective Date;

•	Sterling Capital AI Leaders ETF
•	Sterling Capital Hedged BDC Income ETF
•	Sterling Capital Macro-Led International Equity ETF

WHEREAS, the parties desire to amend Exhibit A of the Agreement to add the following Funds as of their successful conversions;

•	Behavioral Large Cap Value Equity Fund (converting to Sterling Capital Large Cap Value Focused Factor ETF, effective December 2026)
•	North Carolina Intermediate Tax-Free Fund (converting to Sterling Capital North Carolina Intermediate Tax-Free ETF, effective December 2026)
•	Small Cap Value Fund (converting to Sterling Capital Small Cap Value ETF effective December 2026)
•	Behavioral Small Cap Value Equity Fund (converting to Sterling Capital Small Cap Value Focused Factor ETF, effective December 2026)
•	Virginia Intermediate Tax-Free Fund (converting to Sterling Capital Virginia Intermediate Tax-Free ETF, effective December 2026)

WHEREAS, the parties desire to update the fees listed in Exhibit B of the Agreement;

WHEREAS, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by the parties.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.	As of the Effective Date, Exhibit A of the Agreement is hereby superseded and replaced in its entirety with the Exhibit A attached hereto.

2.	As of the Effective Date, Exhibit B of the Agreement is hereby superseded and replaced in its entirety with the Exhibit B attached hereto.

3.	Except to the extent amended hereby, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

STERLING CAPITAL FUNDS U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Todd M. Miller	By:	/s/ Elizabeth Scalf

Name:	Todd M. Miller	Name:	Elizabeth Scalf
Title:	Treasurer & Secretary	Title:	Sr. Vice President
Date:	November 4, 2026	Date:	November 4, 2026

EXHIBIT A

Separate Series of Sterling Capital Funds

Name of Series

Sterling Capital National Municipal Bond ETF

Sterling Capital Multi-Strategy Income ETF

Sterling Capital Hedged Equity Premium Income ETF

Sterling Capital Enhanced Core Bond ETF

Sterling Capital Short Duration Bond ETF

Sterling Capital Ultra Short Bond ETF

Sterling Capital AI Leaders ETF

Sterling Capital Hedged BDC Income ETF

Sterling Capital Macro-Led International Equity ETF

Behavioral Large Cap Value Equity Fund (converting to Sterling Capital Large Cap Value Focused Factor ETF, effective December 2026)

North Carolina Intermediate Tax-Free Fund (converting to Sterling Capital North Carolina Intermediate Tax-Free ETF, effective December 2026)

Small Cap Value Fund (converting to Sterling Capital Small Cap Value ETF effective December 2026)

Behavioral Small Cap Value Equity Fund (converting to Sterling Capital Small Cap Value Focused Factor ETF, effective December 2026)

Virginia Intermediate Tax-Free Fund (converting to Sterling Capital Virginia Intermediate Tax-Free ETF, effective December 2026)

EXHIBIT B

Transfer Agent Services Fee Schedule

[REDACTED.]

Plus

Custody Services Fee Schedule

[REDACTED.]

Miscellaneous Expenses

[REDACTED.]

Additional Services

[REDACTED.]

Additional Global Sub-Custodial Services Annual Fee Schedule

[REDACTED.]

Global Custody Base Fee

[REDACTED.]

Global Custody Tax Services:

[REDACTED.]

Miscellaneous Expenses

[REDACTED.]

Certain information has been excluded from this exhibit because (i) it is not material and (ii) it would be competitively harmful if publicly disclosed.

Non Eurobonds rate sheet – below rate is applied on ISINs held at Euroclear plus (in addition to standard 1 basis point charge.) Non Eurobond rate is calculated on any ISIN code listed below held at Euroclear at month end.

Market	Non Eurobond ISIN code	Non Eurobond Rate ISINs held at EOC*
ARGENTINA	AR	15
AUSTRALIA	AU	2
BELGIUM	BE	2
CANADA	CA	2
CHILE	CL	9
CZECH REPUBLIC	CZ	10
DENMARK	DK	3
FINLAND	FI	3.5
FRANCE	FR	1.5
GERMANY	DE	2
GREECE	GG	35
HOLLAND	NL	1.5
HONG KONG	HK	1.5
HUNGARY	HU	10
ISRAEL	IL	17
ITALY	IT	2.5
JAPAN	JP	3
LUXEMBOURG	LU	1.5
MEXICO	MX	6
NEWZEALAND	NZ	2
NORWAY	NO	5
PERU	PE	9
POLAND	PL	10
PORTUGAL	PT	5
ROMANIA	RO	11
RUSSIA	RU	10
SINGAPORE	SG	2
SLOVAK REPUBLIC	SK	10
SLOVENIA	SI	10
SPAIN	ES	3
SOUTH-AFRICA	ZA	2
SWEDEN	SE	3
SWITZERLAND	CH	3
THAILAND	TH	8
UNITED KINGDOM	GB	2
UNITED STATES	US	3